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          3,200,000 Shares of 8.00% Series B Cumulative Preferred Stock

                              WINSTON HOTELS, INC.

                             UNDERWRITING AGREEMENT

                                January 22, 2004

BEAR, STEARNS & CO. INC.
WACHOVIA CAPITAL MARKETS, LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW, INC.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

                  Winston Hotels, Inc., a corporation organized and existing under the laws of North Carolina (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,200,000 shares (the "Firm Shares") of its 8.00% Series B cumulative preferred stock, par value $0.01 per share (the "Preferred Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 480,000 shares (the "Additional Shares") of Preferred Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC are acting as lead managers (the "Lead Managers") in connection with the offering and sale of the Shares contemplated herein (the "Offering").

         The Company currently owns an approximate 95.29% general partnership interest in WINN Limited Partnership, a North Carolina limited partnership (the "Partnership"), and owns 100% of the Preferred Units (as defined below) of the Partnership. The Company through the Partnership currently owns 44 hotels (individually, a "Hotel" and collectively, the "Hotels") as described in the Prospectus (as defined below) and a 49% interest in two joint ventures, a 13.05% interest in one joint venture, a 57.65% interest in one joint venture and a 48.78% interest in one joint venture. These joint ventures collectively own five hotels and one hotel in development (collectively, the "Joint Venture Hotels").

         The Company has a mezzanine financing interest in three hotels as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (collectively, the "Mezzanine Loans").

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                  1.       Representations and Warranties of the Company. The
Company and the Partnership jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                           (a)      The Company has filed with the Securities
and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-109406), covering the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), including a related prospectus, which registration statement has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." The term "Base Prospectus" shall mean the prospectus contained in the Registration Statement at the date the Registration Statement became effective. The term "Preliminary Prospectus" means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus. The term "Prospectus" means the prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"), together with the Base Prospectus, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) under the Securities Act registering additional shares of Preferred Stock is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include
(i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as

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the case may be, until the Closing Date or any Additional Closing Date, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval System ("EDGAR").

                           (b)      At the time of the effectiveness of the
Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when any document filed under the Exchange Act and incorporated by reference in the Registration Statement was or is filed and as of the date hereof, the Registration Statement and any amendments thereto complied or comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not or do not contain an untrue statement of a material fact and did not or do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date and the Additional Closing Date, if any, the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Preliminary Prospectus was first filed with the Commission pursuant to Rule 424(b) under the Securities Act, and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Managers specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in paragraphs 4 and 8 under the caption "Underwriting" in the Prospectus.

                           (c)      PricewaterhouseCoopers LLP, who have
certified the financial statements and supporting schedules and information of the Company, the Partnership and the Subsidiaries that are included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations.

                           (d)      Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration

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Statement, the Prospectus or any Incorporated Document (as such term is defined below), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development reasonably likely to give rise to a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company and each subsidiary of the Company listed on Exhibit A hereto (the "Subsidiaries") taken as a whole; (ii) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement or the Prospectus (a "Material Adverse Change"). Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or consummated any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture (as such term is hereinafter defined), taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the Prospectus or in an Incorporated Document.

                           (e)      The authorized, issued and outstanding
capital stock of the Company is as set forth in the Prospectus in the column headed "Actual" under the caption "Capitalization" and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed "As Adjusted" under the caption "Capitalization". All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company, the Partnership or any Subsidiary any Common Stock or other security of the Company, the Partnership or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common stock, preferred stock or any other such security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

                           (f)      The Shares have been duly and validly
authorized and, when delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable laws of the State of North Carolina and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security (as hereinafter defined) from the Company, the Partnership or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

                                       4

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                           (g)      The Subsidiaries are the only subsidiaries
of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and the Joint Ventures and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien").

                           (h)      Each of the Company, the Partnership and the
Subsidiaries, and, to the Company's knowledge, each Joint Venture, has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company, the Partnership and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company, the Partnership or any Subsidiary, taken as a whole; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement or the Prospectus (any such effect being a "Material Adverse Effect").

                           (i)      The Company is the sole general partner of
the Partnership, and at the Closing Time or Option Closing Time, as applicable, will be the sole general partner of the Partnership and, as of the Closing Date after application of the net proceeds of the Offering, will own a 95.29% interest in the Partnership, and will hold all of the Series B Cumulative preferred units in the Partnership (the "Preferred Units").

                           (j)      All of the joint venture entities in which
the Company or the Partnership owns any interest (the "Joint Ventures") are listed on Exhibit B hereto. The Partnership's ownership interest in each such Joint Venture is set forth on Exhibit B.

                           (k)      Each of the Company, the Partnership and the
Subsidiaries, and, to the Company's knowledge, each Joint Venture, has all material consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), to own, lease and operate its properties and conduct its business as it is now being conducted as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, and neither the

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Company nor any Subsidiary or, to the Company's knowledge, any Joint Venture, has received notice of any investigation or proceedings which results in or, if decided adversely to the Company, the Partnership or any Subsidiary or Joint Venture, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                           (l)      The Company has the corporate power and
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (m)      The Partnership has the partnership power
and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Partnership. This Agreement has been duly and validly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (n)      The Second Amended and Restated Agreement of
Limited Partnership of the Partnership, as amended and supplemented prior to the date hereof (the "Partnership Agreement"), has been duly authorized, executed and delivered by the Company, as general partner, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the Partnership Agreement may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                           (o)      The execution, delivery, and performance of
this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with, require consent under or result in a

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breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company, the Partnership or any Subsidiary is a party or by which the Company, the Partnership or any Subsidiary or their respective properties, operations or assets or any Hotel or, to the Company's knowledge, Joint Venture Hotel may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company, the Partnership or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

                           (p)      All of the issued units of limited
partnership interest in the Partnership (the "Units") have been duly and validly authorized and issued and are fully paid and the Preferred Units have been duly and validly authorized and when delivered against payment therefor in accordance with the terms of the Partnership Agreement, will be duly and validly issued and fully paid. None of the issued Units has been issued or owned or held in violation of any preemptive or similar right. None of the Preferred Units will be issued in violation of any preemptive right. The Units and Preferred Units have been and will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                           (q)      No Consent of, with or from any judicial,
regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or NASD Regulation, Inc. ("NASDR") in connection with the purchase and distribution of the Shares by the Underwriters.

                           (r)      Except as disclosed in the Registration
Statement or the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, is a party or of which any property, operations or assets of the Company, the Partnership or any Subsidiary or Joint Venture is the subject which, individually or in the aggregate, if determined adversely to the Company, the Partnership or any Subsidiary or Joint Venture, could reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

                           (s)      The financial statements, including the
notes thereto, and any supporting schedules included or incorporated by reference in the Registration Statement and the

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Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as disclosed in the Registration Statement or the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and such financial information has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

                           (t)      There are no pro forma financial statements
which are required to be included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments and reconciliations necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

                           (u)      The assumptions used in preparing the pro
forma financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma financial information give appropriate effect to those assumptions; and such pro forma financial information reflects the proper application of those adjustments to the corresponding historical financial statement amounts.

                           (v)      The statistical, industry-related and
market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                           (w)      The Company is subject to the reporting
requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to
Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the NYSE (as defined in Section 11(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                           (x)      The Company and its consolidated
Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (y)      Neither the Company nor any of its
affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

                           (z)      Except as disclosed in the Registration
Statement or the Prospectus, neither the Company nor any of its affiliates has sold or issued any Common Stock, preferred stock of the Company or any other such security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

                           (aa)     Except as disclosed in the Registration
Statement or the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                           (bb)     The conditions for use of Form S-3 to
register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

                           (cc)     The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time they were, or hereafter until the Closing Date or Additional Closing Date are filed with the Commission (each an "Incorporated Document" and together the "Incorporated Documents,") complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (dd)     The Company is not and, at all times up to
and including consummation of the transactions contemplated by this Agreement, the Registration Statement

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

and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" within the meaning of such act.

                           (ee)     There are no contracts or other documents
(including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

                           (ff)     No relationship, direct or indirect, exists
between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

                           (gg)     Except as disclosed in the Registration
Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

                           (hh)     The Company, the Partnership and each
Subsidiary, and, to the Company's knowledge, each Joint Venture, owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration and the Prospectus. The Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture; and any real property and buildings held under lease or sublease by the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary or, to the Company's knowledge, any Joint Venture, has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company, the Partnership or any Subsidiary or any Joint Venture.

                           (ii)     The Company, the Partnership and each
Subsidiary, and, to the Company's knowledge, each Joint Venture, (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Intellectual Property") necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others.

                           (jj)     There is no breach of, or default under (nor
has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the loan documents relating to the Mezzanine Loans or, to the Company's knowledge, the loan documents relating to any loans senior to the Mezzanine Loans except, in each case, as would not have a Material Adverse Effect.

                           (kk)     The Company, the Partnership and the
Subsidiaries, and, to the Company's knowledge, each Joint Venture, maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                           (ll)     The Company has in effect insurance covering
the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Rules and Regulations and applicable foreign securities laws.

                           (mm)     Except as would not have a Material Adverse
Effect, each of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No material deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's, or the Company's knowledge, Joint Venture's, federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, in respect of tax liabilities for any taxable period prior to December 31, 2003 are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, have not incurred any material liability for taxes other than in the ordinary course of its business. There is material no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture.

                           (nn)     No labor disturbance by the employees of the
Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, exists or, to the Company's knowledge, is imminent.

                           (oo)     No "prohibited transaction" (as defined in
either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), "accumulated funding deficiency" (as defined in
Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, would have any material liability that has not already been accrued or reserved for on the books and records of such entity or entities; each employee benefit plan for which the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, would have any material liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each plan for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                           (pp)     There has been no storage, generation,
transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable), upon any other property now or previously owned or leased by the Company, the Partnership or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"). There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company, the Partnership or any Subsidiary or, to the Company's knowledge, any Joint Venture, has knowledge. Neither the Company nor any Subsidiary or, to the Company's knowledge, any Joint Venture, has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Partnership or any Subsidiary or Joint Venture.

                           (qq)     Neither the Company, any Subsidiary nor, to
the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

                           (rr)     Neither the Company nor any Subsidiary or,
to the Company's knowledge, any Joint Venture, (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses
(ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

                           (ss)     The Company is organized in conformity with
the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation as described in the Prospectus has enabled it since its taxable year ended December 31, 2000, and will enable it to continue, to meet the requirements for taxation as a REIT under the Code.

                  Any certificate signed by or on behalf of the Company or the Partnership and delivered to the Lead Managers or to counsel for the Underwriters' shall be deemed to be a representation and warranty by the Company or the Partnership, as the case may be, to each Underwriter as to the matters covered thereby.

                  2.       Purchase, Sale and Delivery of the Shares.

                           (a)      On the basis of the representations,
warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $24.2125, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                           (b)      Payment of the purchase price for, and
delivery of certificates representing, the Firm Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP ("Underwriters' Counsel"), or at such other place as shall be agreed upon by the Lead Managers and the Company, at 10:00 A.M., New York City time, on February 24, 2004 (unless postponed in accordance with the provisions of Section 9 hereof) or such other time not later than ten business days after such date as shall be agreed upon by the Lead Managers and the Company (such time and date of payment and delivery being herein called the "Closing Date").

                  Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Firm Shares to the Underwriters through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Global certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Lead Managers may request at least two business days before the Closing Date.

                           (c)      In addition, on the basis of the
representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 480,000 Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 2(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the Closing Date, by written notice from the Lead Managers to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Bear Stearns, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate fractional shares as Bear Stearns in its sole discretion shall make.

                           (d)      Payment of the purchase price for, and
delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters' Counsel, or at such other place as shall be agreed upon by the Lead Managers and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 9 hereof), or such other time as shall be agreed upon by Bear Stearns and the Company.

                  Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Additional Shares to the Underwriters through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Global certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Lead Managers may request at least two business days before the Additional Closing Date.

                  3. Offering. Upon authorization of the release of the Firm Shares by the Lead Managers, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

                  4. Covenants of the Company and the Partnership. The Company and the Partnership covenant and agree with the Underwriters that:

                           (a)      The Registration Statement and any
amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Lead Managers of such timely filing.

                  From the date of this Agreement to the Closing Date or any Additional Closing Date, the Company will notify you immediately (and, if requested by the Lead Managers, will confirm such notice in writing) (i) when any post-effective amendments to the Registration Statement become effective,
(ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information,
(iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. From the date of this Agreement to the Closing Date or any Additional Closing Date, the Company will make every reasonable effort to (i) prevent the issuance of any stop order that the Commission may propose or enter and, (ii) if any such stop order is issued, obtain the lifting of such order as soon as possible. From the date of this Agreement to the Closing Date or any Additional Closing Date, the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Lead Managers shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Lead Managers with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Lead Managers a reasonable opportunity to review and comment thereon.

                           (b)      The Company shall comply with the Securities
Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the sales of Shares, any event known to the Company shall have occurred (it being understood that the Company is obligated to make reasonable investigation for the occurrence of any such events) as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 4(a) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Lead Managers) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (c)      The Company will promptly deliver to each of
you and Underwriters' Counsel a conformed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                           (d)      The Company consents to the use and delivery
of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

                           (e)      The Company will use its best efforts, in
cooperation with the Lead Managers, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares in such domestic jurisdictions as the Lead Managers may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (f)      The Company will make generally available to
its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                           (g)      During the period of 60 days from the date
of the Prospectus Supplement, without the prior written consent of the Lead Managers, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Shares, any shares of preferred stock of the Company that rank on par with or senior to the Shares, or any securities convertible into or exercisable or exchangeable for preferred stock of the Company that would rank on par with or senior to the Shares ("Relevant Securities"), or make any announcement of any of the foregoing, (ii) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of a Relevant Security, other securities, cash or other consideration.

                           (h)      During the period of three years from the
effective date of the Registration Statement, the Company will furnish to you, to the extent such documents have not been filed on the EDGAR System, copies of all reports or other communications (financial or other) furnished to security holders.

                           (i)      The Company and the Partnership will apply
the net proceeds from the sale of the Shares substantially as set forth under the caption "Use of Proceeds" in the Prospectus.

                           (j)      The Company will use its commercially
reasonable best efforts to list the Shares on the NYSE within 30 days of the Closing Date.

                           (k)      The Company, during the period when the
Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

                           (l)      The Company will use its best efforts to do
and perform all things required to be done or performed under this Agreement by the Company prior to the Closing

Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

                           (m)      The Company will not take, and will cause
its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

                           (n)      The Company will use its commercially
reasonable best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to direct the management of the business of the Company in the best interests of the Company.

                  5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing photocopies of this Agreement, and any blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or blue sky laws as provided in Section 4(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the NYSE; and (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares, if applicable; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to
Section 6 hereof, the Company will pay all out-of pocket accountable expenses of the Underwriters (including but not limited to reasonable fees and disbursements of counsel to the Underwriters) actually incurred in connection herewith.

                  6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

                           (a)      The Registration Statement shall have become
effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Lead Managers; if the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                           (b)      At the Closing Date you shall have received
the favorable written opinion of Hunton & Williams LLP, counsel for the Company and the Partnership, dated the Closing Date and addressed to the Underwriters as to the matters set forth in Annex I hereto.

                           (c)      All proceedings taken in connection with the
sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in all material respects in form and substance to the Lead Managers and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Lead Managers may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters, it being understood that Underwriters' Counsel may only request documents that pertain to (i) any event that has occurred after the date of this Agreement or (ii) any event that has occurred on or prior to the date of Agreement and that Underwriters' Counsel was not aware of as of the date of this Agreement.

                           (d)      At the Closing Date you shall have received
a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company, the Partnership and the Subsidiaries, and, to the Company's knowledge, each Joint Venture, have not sustained any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, in each case, which would result in a Material Adverse Effect, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or, to the Company's knowledge, threatened by the Commission, (vi) there are no pro forma financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Rules and Regulations that have not been included as required and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development reasonably likely to give rise to a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company, the Partnership and the Subsidiaries taken as a whole; (y) the long-term debt or capital stock of the Company and its Subsidiaries taken as a whole; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement and the Prospectus.

                           (e)      At the time this Agreement is executed and
at the Closing Date, you shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, as of the date of this Agreement and the Closing Date, addressed to the Underwriters and the Board of Directors of the Company, in form and substance reasonably satisfactory to the Lead Managers, containing statements to the effect that they are independent accountants with respect to the Company within the meaning of Rule 101 of the AICPA's Code of Professional Conduct, and statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Lead Managers shall have received an additional five conformed copies of such accountants' letter for each of the Underwriters).

                           (f)      Subsequent to the execution and delivery of
this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company, the Partnership and any Subsidiary taken as a whole or, to the Company's knowledge, any Joint Venture or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company, the Partnership and the Subsidiaries, taken as a whole, and, to the Company's knowledge, each Joint Venture, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, of such magnitude so as to result in a Material Adverse Effect.

                           (g)      No downgrading shall have occurred in the
Company's corporate credit rating or the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                           (h)      No action shall have been taken and no
statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

                           (i)      The Company shall have furnished the
Underwriters and Underwriters' Counsel with such other certificates, opinions or other documents as they may have reasonably requested, it being understood that, other than certificates, opinions or other documents customarily furnished in similar transactions, the Underwriters and Underwriters' Counsel may only request certificates, opinions or other documents that pertain to (i) any event that has occurred subsequent to the date of this Agreement or (ii) any event that has occurred on or prior to the date of Agreement and that the Underwriters or Underwriters' Counsel was not aware of as of the date of this Agreement.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Lead Managers and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Lead Managers at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Lead Managers at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

                  7.       Indemnification.

                           (a)      The Company and the Partnership, jointly and
severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Partnership will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Lead Managers expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Managers consists solely of the material referred to in the last sentence of
Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company and the Partnership may otherwise have, including but not limited to other liability under this Agreement.

                           (b)      Each Underwriter, severally and not jointly,
shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Managers specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Managers consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

                           (c)      Promptly after receipt by an indemnified
party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Any indemnifying party under this Section 7 shall not be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding effected without its written consent.

                  8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Partnership and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Partnership, any contribution received by the Company and the Partnership from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Partnership and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Partnership and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Partnership and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Partnership bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Partnership or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8,
(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

                  9.       Underwriter Default.

                           (a)      If any Underwriter or Underwriters shall
default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the "Default Shares") do not (after giving effect to arrangements, if any, made by the Lead Managers pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Lead Managers in their sole discretion shall make.

                           (b)      In the event that the aggregate number of
Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Lead Managers may in their discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Lead Managers do not arrange for the purchase of the Default Shares as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8 and 10) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                           (c)      In the event that any Default Shares are to
be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Lead Managers or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company and the Partnership contained in this Agreement or in certificates of officers of the Company, the Partnership or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in

Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Partnership, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The agreements contained in Sections 5, 7, 8, and 10 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11.      Effective Date of Agreement; Termination.

                           (a)      This Agreement shall become effective upon
the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 5, 7, 8 and 12 through 17, inclusive, shall remain in full force and effect at all times after the execution hereof.

                           (b)      The Lead Managers shall have the right to
terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Lead Managers will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on The New York Stock Exchange ("the NYSE") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or
(B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in
(A) or (B), in the reasonable judgment of the Lead Managers, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                           (c)      Any notice of termination pursuant to this
Section 11 shall be in writing.

                  12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

                           (a)      if sent to any Underwriter, shall be mailed,
delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:
Kelley Millet, Debt Capital Markets, with a copy to Underwriters' Counsel at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt, Esq.;

                           (b)      if sent to the Company and the Partnership,
shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention:
Robert W. Winston, III;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE PARTNERSHIP HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE PROSPECTUS.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

                  16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                                   [signature page follows]

                  If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            WINSTON HOTELS, INC.

                                            By: /s/ Brent V. West
                                                --------------------------------
                                                Name: Brent V. West
                                                Title: Vice President and Chief
                                                       Accounting Officer

                                            WINN LIMITED PARTNERSHIP

                                            By: /s/ Brent V. West
                                                --------------------------------
                                                Name: Brent V. West
                                                Title: Vice President and Chief
                                                       Accounting Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
WACHOVIA CAPITAL MARKETS, LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, A DIVISION OF
      SCOTT & STRINGFELLOW, INC.

By: /s/ Chris O'Connor
    ------------------------------
    Name: Chris O'Connor
    Title: Managing Director

On behalf of themselves and the other
Underwriters listed above.

                                   SCHEDULE I

                                                                              Number of Additional
                                            Total Number of Firm         Shares to to be Purchased if
         Underwriter                        Shares to be Purchased        Option is Fully Exercised
         -----------                        ----------------------        -------------------------
Bear, Stearns & Co. Inc.                            800,000                          120,000
Wachovia Capital Markets, LLC                       800,000                          120,000
Friedman, Billings, Ramsey & Co., Inc.              640,000                           96,000
Raymond James & Associates, Inc.                    640,000                           96,000
BB&T Capital Markets, a division of                 320,000                           48,000
       Scott & Stringfellow, Inc.
                    Total.............            3,200,000                          480,000
                                                  =========                          =======

                                    EXHIBIT A

                                  Subsidiaries

Name of Subsidiary
Winston Manager Corporation
WINN Limited Partnership
Winston SPE LLC
Barclay Hospitality Services, Inc.
Winston Opportunity Management LLC

                                    EXHIBIT B

                                 Joint Ventures

                                                                  Ownership
                                                                  ---------
Name of Joint Venture
Marsh Landing Hotel Associates, LLC                                    49%
Windsor Hotel Associates, LLC                                       57.65%
Windsor Lessee Company, LLC                                         57.65%
Evanston Hotel Associates, LLC                                         49%
Winston Hotel Opportunity Venture LLC                                  15%
Winston Concord LLC                                                    50%
WCC Project Company LLC                                             13.05%
Chapel Hill Hotel Associates, LLC                                   48.78%
Chapel Hill Lessee Company, LLC                                     48.78%

                                     ANNEX I

                       Form of Opinion of Company Counsel

                  1. Each of the Company and its Subsidiaries has been duly incorporated or formed and validly exists as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation, with full corporate, limited partnership or limited liability company power to own its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction listed in Exhibit A.

                  2. The Partnership is a limited partnership duly formed and validly existing under the North Carolina Act, with the partnership power to own and lease its properties and to conduct its business as described in the Prospectus. The Partnership has been qualified as a foreign partnership for the transaction of business under the laws of each jurisdiction listed in Exhibit A. Based solely on a review of the Partnership Agreement, the Company is the sole general partner of the Partnership, and at the Closing Date, will be the sole general partner of the Partnership and will own a 95.29% interest in the Partnership and owns all of the outstanding Preferred Units.

                  3. Each of the limited liability company agreements pursuant to which the Joint Ventures were formed has been duly authorized, executed and delivered by a Subsidiary and based solely on a review of the limited liability company agreement, the Partnership's interest in such Joint Venture as described in Exhibit B hereto is reflected in the limited liability company agreement applicable to such Joint Venture.

                  4. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof. The Common Stock, the Firm Shares and any Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Partnership and constitutes the legal, valid and binding obligation of the Company and the Partnership.

                  6. The execution, delivery, and performance of the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit known to such counsel to which the Company, the Partnership or any of the

Subsidiaries is a party or by which any of the Company or any of its Subsidiaries or their respective properties or assets may be bound or (B) violate or conflict with any provision of the articles or certificate of incorporation or by-laws of the Company, the Partnership or any of the Subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

                  7. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement or consummation of the transactions contemplated by the Underwriting Agreement, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by the NASD.

                  8. The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein or required to be included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents filed under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein or required to be included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

                  9. The statements under the captions "Description of Capital Stock" in the Base Prospectus and "Description of Series B Preferred Stock" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                  10. Neither the Company nor the Partnership is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  11. Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) and Rule 430A under the Securities Act have been made.

                  12. The Company has the corporate power to execute and deliver the Underwriting Agreement and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement as described in the Registration Statement and the Prospectus have been duly and validly taken.

                  13. The Partnership has the partnership power to execute and deliver the Underwriting Agreement and to perform its obligations hereunder, and all partnership action required to be taken for the due authorization, execution and delivery of the Underwriting Agreement and consummation of the transactions contemplated by the Underwriting Agreement have been duly taken.

                  14. To the knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

                  15. The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2000 through December 31, 2003, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ended December 31, 2004, and in the future.

                  17. The form of certificate used to evidence the Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company and with the requirements of the New York Stock Exchange.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein or required to be included or incorporated by reference therein).

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